Exhibit 99.1

Liminatus Pharma Regains Compliance with Nasdaq Minimum Bid Price Rule

FULLERTON, Calif., September 29, 2026 – Liminatus Pharma, Inc. (Nasdaq: LIMN) (“Liminatus” or the “Company”) today announced that the Company has regained compliance with Nasdaq’s minimum bid price rule.

As previously disclosed, on January 15, 2026 the Company received a notice from Nasdaq indicating that the closing bid price of the Company’s common stock had been below $1.00 for 30 consecutive business days, and, consequently, the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the applicable minimum bid price requirement for The Nasdaq Global Market).

Following an appeal and hearing before the Nasdaq Hearings Panel, the Panel determined to transfer the Company to The Nasdaq Capital Market effective August 4, 2026 and granted the Company an extension to demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) (the applicable minimum bid price requirement for The Nasdaq Capital Market) (the “Bid Price Rule”) by September 3, 2026.

At the close of trading on August 20, 2026, the Company effected a 1-for-50 reverse stock split.

On September 24, 2026, the Company received a notice from Nasdaq stating that, for the 13 consecutive trading days from August 21, 2026 to September 9, 2026, the closing bid price of the Company’s common stock had been above $1.00 per share. Accordingly, Nasdaq determined that the Company has regained compliance with the Bid Price Rule, and the matter is now closed.

About Liminatus

Liminatus Pharma, Inc. (Nasdaq: LIMN) is a biotechnology company developing innovative immuno-oncology and cell therapy candidates. The Company’s portfolio includes IBA101, a next-generation anti-CD47 monoclonal antibody, as well as oncology-focused cellular therapy programs including IBC101, a CD19xCD22 bivalent CAR-T candidate for B-cell malignancies. Liminatus is focused on advancing differentiated therapeutic approaches designed to address unmet needs in cancer treatment.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the applicable federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or that are not statements of historical matter. These statements are based on assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Liminatus. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in business, market, financial, political and legal conditions; (ii) the Company’s continued ability to implement business plans; (iii) the risk of downturns, new entrants and a changing regulatory landscape in a highly competitive industry in which the Company operates; (iv) the Company’s continued listing on Nasdaq; and (v) those risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. The forward-looking statements contained in this press release speak only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this press release, unless required by law.

For more information, please contact:

Liminatus Pharma, Inc.

Chris Kim, CEO

info@liminatuspharma.com

(213) 273-5453